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                                                             Exhibit 5(b)


                                                            LEHMAN BROTHERS



Client Agreement


Please read carefully, sign and return:

To:      Lehman Brothers Inc.
         Customer Account Services
         388 Greenwich Street, 20th Floor
         New York, NY  10013-2396


In consideration of Lehman Brothers Inc. ("Lehman") accepting my account and agreeing to act as my broker, I agree to the following with respect to any of my accounts with you for extensions of credit and the purchase and sale of securities, put & call options, and other property. This agreement shall not become effective until accepted by you in your New York office. Acceptance may be evidenced by internal records maintained by you. Throughout this agreement, "I," "me," "my," "we," and "us" refer to the client and all others who are legally obligated on my accounts. "You" and "your" refer to Lehman, its subsidiaries and parents and any and all divisions or other entities, their officers, directors, agents and/or employees.

1. MY REPRESENTATIONS. I represent that I am of the age of majority according to the laws of my place of residence. I further represent that I am not an employee of any exchange or of a member firm of any exchange or of a member of the National Association of Securities Dealers, Inc. ("NASD"), or of a bank, trust company, or insurance company unless I have notified you to that effect. If I become so employed, I agree to notify you promptly. I also represent that no persons other than those signing this agreement have an interest in my account.

2. DEFINITION OF "PROPERTY". The word "property" is used herein to mean securities of all kinds, monies, options, commodities, and contracts for the future delivery of, or otherwise relating to, commodities or securities and all other property usually and customarily dealt in by brokerage firms.

3. ORDERS, EXECUTIONS, DELIVERIES, SETTLEMENTS AND ORAL AUTHORIZATIONS. I agree that, in giving orders to sell, all "short" sales orders will be designated as "short" and all "long" sales orders will be designated as "long". "Short sale" means any sale of a security not owned by the seller or any sale that is consummated by delivery of a borrowed security. I also agree that you may at your discretion immediately cover any short sales in my account. The designation on a sale order as "long" is a representation on my part that I own the security, and if the security is not in your possession at the time of the contract




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for sale, I agree to deliver the security to you by settlement  date. In case of non-delivery of a security, you are authorized to purchase the security to cover my position and charge any loss, commissions and fees to my account, I agree that if you fail to receive payment for securities purchased you may, without prior demand or notice, sell securities or other property held by you in any of my accounts and any loss resulting therefrom will be charged to my account. By accepting my limit order for transactions in securities in the NASDAQ or over-the-counter market, you undertake to monitor the interdealer market and to seek to execute my order only if the inside bid (in the case of a limit order to sell, the highest price at which a dealer is being quoted as willing to buy securities) or the inside asked (in the case of a limit order to buy, the lowest price at which a dealer is being quoted as willing to sell securities) reaches my limit price. You reserve the right, while my limit order remains unexecuted, to trade for your own market-maker account at prices equal to or better than my limit order price and not to execute my order against incoming orders from other customers. For example, if the inside market is 10 bid, 10 1/4 asked and I place a limit order to sell securities at 101/8, you will seek to execute my order only if the inside bid reaches my limit price of 101/8 (exclusive of any markdown or commission equivalent that you may charge in connection with the transaction) and, while my order remains unexecuted, you may continue to sell securities for your market-maker account at prices at or above 101/8. Unless I have directed that the order be executed on a specified exchange or market and you have agreed to such execution, you will, at your sole discretion and without prior notification to me, execute any order to purchase or sell securities on the over-the counter market in any location or on any exchange, including a foreign exchange where such security is traded, either on a principal or agency basis. I agree that you shall incur no liability in acting upon oral instructions given to you concerning my account.

4. OPTION POSITIONS. I agree not to enter into any purchase or sale of equity, debt, foreign currency or index pull & call options or Index Participations without having read and fully understood the terms, conditions and risks, as set forth in the Characteristics and Risks of Standardized Options booklet and/or Index Participations booklet, and applicable supplements which you agree to furnish me prior to such transactions. I understand clients' short option positions are assigned on a random selection method pursuant to an automated system. All short option positions can be assigned at any time including the day written.

5. NOTICE TO EXERCISE OPTIONS. If I purchase any listed option, I will notify you of my intention to exercise such option no later than two hours before the expiration time of the option (one hour in the case of an over-the-counter option). Failure to give such notice will constitute an abandonment of the option, in which event it may be exercised for my account if it would be



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profitable  to do so.  Except as required by the  Options  Clearing  Corporation
Rules,   you  have  no  obligation  to  exercise  any  option  absent   specific
instructions from me to that effect. If it would not be profitable for my account due to commission expenses, it may be permitted to expire or, at your discretion, sold or acquired by you for some equitable payment to me based on your expenses and risk, without any liability or responsibility on your part to me.

6. IMPARTIAL LOTTERY ALLOCATION SYSTEM. When you hold on my behalf bonds or preferred stocks in street or bearer form which are callable in part, I agree to participate in the impartial lottery allocation system of the called securities in accordance with the provisions of the New York Stock Exchange, Inc. ("NYSE") rules. Further, I understand when the call is favorable, no allocation will be made to any account in which you, your officers, or employees, have a financial interest until all other clients' positions in such securities are satisfied on an impartial lottery basis.

7. RESTRICTIONS ON TRADING; TERMINATION. I understand that you may in your sole discretion prohibit or restrict trading of securities or substitution of securities in any of my accounts. You have the right to terminate any of my accounts (including multiple owner accounts) at any time by notice to me.

8. TRANSFER OF FUNDS BY WIRE. By giving you instructions to transfer funds by wire from my accounts to any bank or other entity, I agree to provide you with an accurate account number designating the account to receive such funds. I acknowledge that the bank or other receiving entity may be under no obligation to verify the identity of the beneficiary of the funds transfer and may rely exclusively upon the account number provided by me. I agree to indemnify and hold you harmless from and against all liabilities arising from the provision by me of an inaccurate account number.

9. TRANSFER OF EXCESS FUNDS; EXCHANGE RATE FLUCTUATIONS. You may transfer excess funds between any of my accounts (including commodity accounts) for any reason not in conflict with the Commodity Exchange Act or any other applicable law. If any transactions are effected on an exchange in which a foreign currency is used, any profit or loss as a result of a fluctuation in the exchange rate will be charged or credited to my account.

10. TEMPORARY INVESTMENT OF FREE CREDIT BALANCES; BOND PRINCIPAL AND INTEREST PAYMENTS. I authorize, but do not require, you to automatically invest on a periodic basis the free credit balances in my accounts, including interest and dividends paid to me, in mutually selected money market funds or, in the absence of such selection, in money market funds of your designation. You are not required to remit interest or dividends to me on a daily basis. With respect to bond principal and interest payments, you may credit my account with principal and interest due on the

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payment  dates and are entitled to recover any such payments from me if the same are not actually received by you from the trustee or paying agent. With respect to debits arising from bond principal and interest payments or any other debits, you may redeem my money market fund shares, without notice, to the extent necessary to satisfy any debits arising in any of my accounts. I acknowledge that interest will not be paid to me on credit balances in any of my accounts unless specifically agreed to by you in writing.

11. FEES AND CHARGES. I understand that you may impose various service charges and other fees relating to my account as well as charge commissions and other fees for execution of transactions to purchase and sell securities, put & call options or other property, and I agree to pay such charges, commissions and fees at your then prevailing rates. I also understand that such charges, commissions and fees may be changed from time to time without notice to me and I agree to be bound thereby. I may be subject to an administrative fee on any of my accounts which produce insufficient commission revenue for any calendar year and you will notify me prior to applying this fee. I agree to pay a late charge, to the extent permitted by law, if I purchase securities on a cash basis and fail to pay for such securities by settlement date. Any late charge you may impose will be at the maximum rate of interest set forth in your disclosure statement and may be charged from the settlement date to the date of payment.

12. ACCURACY OF REPORTS; COMMUNICATIONS. Confirmation of orders and statements of my accounts shall be conclusive if not objected to in writing within ten days after mailing by you to me. In the event I fail to receive a confirmation within ten days from the date of a transaction in my account, I agree to notify you immediately in writing. Communications mailed to me at the address specified by me shall, until you have received notice in writing from me of a different address, be deemed to have been personally delivered to me and I agree to waive all claims resulting from failure to receive such communications.

13. INTRODUCED ACCOUNTS. If my account has been introduced to you and is carried by you only as a clearing broker, I agree that you are not responsible for the conduct of the introducing broker and your only responsibilities to me relate to the execution, clearing and bookkeeping of transactions in my accounts.

14. SECURITY INTEREST. As security for the payment of all liabilities or indebtedness presently outstanding or to be incurred under this or any other agreement between us, and for all liabilities or indebtedness I may have to you now or in the future, I grant you a security interest in any and all property belonging to me or in which I may have an interest, held by you or carried in any of my accounts including individual, multiple owner or commodity accounts. All property shall be subject to such security interest as collateral for the discharge of my


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obligations to you, wherever or however arising and without regard to whether or not you have made loans with respect to such property. You are hereby authorized to sell and/or purchase any and all property in any of my accounts or to liquidate any open commodity futures or forward contracts in any of my accounts without notice in order to satisfy such obligations. In enforcing your security interest, you shall have the discretion to determine which property is to be sold and the order in which it is to be sold and shall have all the rights and remedies available to a secured party under the New York Uniform Commercial Code. Without your prior written consent, I will not cause or allow any of the collateral held in my account, whether now owned or hereafter acquired, to be or become subject to any liens, security interests, mortgages or encumbrances of any nature other than your security interest.

15. LIQUIDATION OF COLLATERAL OR ACCOUNT. You may sell any or all property held in any of my accounts and cancel any open orders for the purchase or sale of any property without notice in the event of my death or whenever in your discretion you consider it necessary for your protection. In such events you also may borrow or buy-in all property required to make delivery against any sale, including a short sale, effected for me. Such sale or purchase may be public or private and may be made without advertising or notice to me and in such manner as you may in your discretion determine. No demands, calls, tenders or notices which you may make or give in any one or more instances shall invalidate the foregoing waiver on my part. At any such sale you may purchase the property fee of any right of redemption and I shall be liable for any deficiency in my accounts.

16. LOANS. From time to time you may, at your discretion, make loans to me for any purpose, including the purpose of purchasing, carrying or trading in securities ("Margin Loans") or for a purpose other than purchasing, carrying or trading in securities ("Express Credit Loans"). Pursuant to Regulation T, Margin Loans will be made in a Margin Account and Express Credit Loans will be made in a nonsecurities credit account ("Express Credit Account"). The minimum and maximum amount of any particular loan may be established by you in your discretion regardless of the amount of collateral delivered to you and you may change such minimum and maximum amounts from time to time.

17. EXPRESS CREDIT. I agree not to use the proceeds of any Express Credit Loan to purchase, carry or trade in securities. I also agree not to use Express Credit Loan proceeds directly or indirectly to repay other debt that I incur for the purpose of purchasing, carrying or trading in securities.

18. PAYMENT OF LOANS ON DEMAND. I agree to pay ON DEMAND any balance owing with respect to any of my accounts including interest and commissions and any costs of collection (including attorneys' fees, if incurred by you). I understand that you may demand full payment of the balance due in my accounts plus any interest charges accrued thereon, at your sole option, at any time without cause and whether or not such demand is made for your protection. I understand that all loans made are not for any specific term or duration but are due and payable at your discretion upon a demand for payment made to me. I agree that all payments received for my accounts including interest, dividends, premiums, principal or other payments may be applied by you to any balances due in my accounts.

19. MAINTENANCE OF COLLATERAL. I understand that the properties in my Margin Account and/or Express Credit Account may be carried as general loans and may be pledged or hypothecated by you separately or in common with other properties. The pledge or hypothecation by you may secure your indebtedness equal to or greater than the amount owed to you by me. I agree to deposit additional collateral, as you may in your discretion require from time to time, in the form of cash or securities in accordance with the rules and regulations of the Federal Reserve Board, the NYSE, the American Stock Exchange, Inc. ("AMEX"), other national securities exchanges, associations or regulatory agencies under whose jurisdiction you are subject and your own minimum house margin maintenance requirements. In the event I no longer maintain a debit balance or an indebtedness to you, it is understood that you will fully segregate all securities in my accounts in your safekeeping or control (directly or through a clearing house) and/or deliver them to me upon my request.

20. INTEREST CHARGES AND PAYMENTS. I agree to pay interest, to the extent not prohibited by the laws of the State of New York, upon all amounts advanced and other balances due on my accounts in accordance with your usual custom, which may include the compounding of interest. Your custom, which may change from time to time, is set forth in your disclosure statement, which by this reference is herein specifically incorporated. By entering into any transactions with you after I receive your disclosure statement, I acknowledge that I have read and agreed to its terms for all past and future transactions in my account. I understand that interest on all debit balances shall be payable ON DEMAND and that in the absence of any demand interest shall be due on the first business day of each interest period. My daily net debit balance will include accrued interest I have not paid from prior interest periods, if any. I understand that to the extent permitted by applicable law you may charge me interest on the unpaid interest previously added to my debit balance; that is, you may charge me compound interest. Payments of interest and principal and all other payments made by me under this agreement shall be made to your main office in New York, New York. You may, in your discretion, not deem any check or other remittance to constitute payment until it has been paid by the drawee and the funds representing such payment have become available to you.

21. CREDIT AND BUSINESS CONDUCT INFORMATION AND INVESTIGATION. I authorize you at your discretion to obtain reports and to provide information to others concerning my credit standing and

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my business conduct.  You may ask credit reporting agencies for consumer reports of my credit history. Upon my request you will inform me whether you have obtained any such consumer reports and if you have, you will inform me of the name and address of the consumer reporting agency that furnished the reports to you.

22.  JOINT ACCOUNTS:

a. If this is a Joint Account, we agree that each of us shall have the authority on behalf of the account to buy, sell (including short sales), and otherwise deal in, through you as brokers, securities, options or other property on margin or otherwise; to receive for the account, confirmations, statements and communications of every kind; to receive for the account and to dispose of money, securities and other property; to make, terminate or modify for the account, agreements relating to these matters or waive any of the provisions of such agreements; and generally to deal with you as if each of us alone were the account owner, all without notice to the other account owners. We agree that notice to any account owner shall be deemed to be notice to all account owners. Each account owner shall be jointly and severally liable for this account.

b. You may follow the instructions of any of us concerning this account and make deliveries to any of us, of any or all securities or other property in this account, and make payments to any of us, of any or all monies in this account as any of us may order and direct, even if such deliveries and/or payments shall be made to one of us personally or to third parties. You shall be under no obligation to inquire into the purpose of any such demand for delivery of securities, property, or payment of monies, and you shall not be bound to see to the application or disposition of the said securities, property and/or monies so delivered or paid to any of us. Notwithstanding the foregoing, you are authorized, in your discretion, to require joint action by the joint tenants with respect to any matter concerning the joint account, including the giving or cancellation of orders and the withdrawal of monies, securities or other property.

c. In the event of the death of any of us, the survivor(s) shall immediately give you written notice thereof, and you may, before or after receiving such notice, take such proceedings, require such documents, retain such portion of the account as you may deem advisable to protect you against any tax, liability, penalty or loss under any present or future laws or otherwise. The estate of any of us who shall have died shall be liable and each survivor will be liable, jointly and severally, to you for any debt or loss in this account resulting from the completion of transactions initiated prior to your receipt of a written notice of such death or incurred in the liquidation of the account or the adjustment of the interests of the respective parties.

d. Any taxes or other expenses becoming a lien against or being payable out of the account as the result of the death of any of


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us, or  through  the  exercise  by his or her estate or  representatives  of any rights in the account shall be chargeable against the interest of the survivor(s) as well as against the interest of the estate of the decedent. This provision shall not release the decedent's estate from any liability provided for in this agreement.

e. DESIGNATION OF TENANCY (This paragraph "22(e)" is not applicable in the State of Texas, where form no. 3882 "Texas Joint Account Supplement..." must be executed and returned with this agreement to you.) You may presume that it is the express intention of us to create an estate or account as joint tenants with rights of survivorship and not as tenants-in-common, unless otherwise provided by striking this paragraph and executing a separate Tenancy-in-Common form and returning it to you. In the event of the death of either or any of us, the entire interest in the joint account shall be vested in the survivor(s) on the same terms and conditions as theretofore held, without in any manner releasing the decedent's estate from the liability.

23.  ARBITRATION.

*   ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

* THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL.

* PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

* THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

* THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

Any controversy: (1) arising out of or relating to any of my accounts maintained individually or jointly with any other party, in any capacity, with you; or (2) relating to my transactions or accounts with any of your predecessor firms by merger, acquisition or other business combination from the inception of such accounts; or (3) with respect to transactions of any kind executed by, through or with you, your officers, directors, agents and/or employees; or (4) with respect to this agreement or any other agreements entered into with you relating to my accounts, or the breach thereof, shall be resolved by arbitration conducted only at the NYSE, NASD, or AMEX or any self-regulatory organization ("SRO") subject to the jurisdiction of the Securities and Exchange Commission and pursuant to the


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arbitration  procedures  then in  effect  of any such  exchange  or SRO as I may elect. If I do not make such election by registered mail addressed to you at your main office within 5 days after demand by you that I make such election, then you will have the right to elect the arbitration tribunal of your choice. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class action is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

24. GOVERNING LAW AND APPLICABLE REGULATIONS. This agreement, including the arbitration provisions contained herein, shall be governed by the laws of the State of New York without giving effect to the choice of law or conflict of laws provisions thereof. All transactions for my accounts shall be subject to the regulation of all applicable federal, state and self-regulatory agencies including but not limited to the Securities and Exchange Commission, the various securities and commodity exchanges, the Municipal Securities Rulemaking Board, the NASD, the Board of Governors of the Federal Reserve System and the constitution, rules and customs of the exchange or market (and its clearing house, if any) where executed. I understand that information may be transmitted to such entities as you deem necessary in order to comply with applicable rules and regulations. Actual deliveries are intended on all transactions. I agree not to exceed the exercise limits and/or position limits set by the option exchanges, for my own account, acting alone or in concert with others.

25. BINDING EFFECT. This agreement and its terms shall be binding upon my heirs, executors, successors, administrators, assigns, committee and/or conservators ("successors"). In the event of my death, incompetency, or disability, whether or not any successors of my estate and property shall have qualified or been appointed, you may continue to operate as though I were alive and competent and you may liquidate my account as described in Paragraph 15 above without prior notice to or demand upon my successors. This agreement shall inure to the benefit of your assigns and successors, by merger, consolidation or otherwise (and you may transfer my accounts to any such successors and assigns at your discretion).

26. WAIVER NOT IMPLIED. Your failure to insist at any time upon strict compliance with this agreement or with any of its terms or


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any  continued  course of such conduct on your part shall not  constitute  or be considered a waiver by you of any of your rights.

27. SEVERABILITY. If any provision of this agreement is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed rescinded or modified in order to comply with the relevant law, rule or regulation. All other provisions of this agreement will continue and remain in full force and effect.

28. NO ORAL MODIFICATION; AFFECT ON PRIOR AGREEMENTS. No modification of this agreement shall be effective unless in writing and executed by you and me. This agreement is not subject to any oral qualification; the signing of this agreement supersedes any prior Customer's or Client's Agreement (except those governing transactions in my commodity accounts) made with you or any of your predecessors or assignors. To the extent this agreement is inconsistent with any other agreement governing my account, the provisions of this agreement shall govern.

Tax Certification: Under penalties of perjury, I certify that the number shown below on this form is my correct taxpayer identification number or if not, then the number I have entered below per instructions is my correct taxpayer identification number, and that I am not subject to backup withholding because:
(a) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified me that I am no longer subject to backup withholding (see below), or (c) I am exempt from backup withholding (see below).
Note: You must cross out (b) above if you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. For Those Exempt From Backup Withholding (see instructions), write the word "Exempt" here:
-----------------.

Unless I strike this paragraph and initial the same, you are hereby specifically authorized to lend, either separately or with other securities, to either yourself as broker or to others, any securities held by you on margin or as collateral for an Express Credit Loan for my/our accounts or as collateral therefor. This agreement shall continue until signed notice of revocation is received by or from me and, in case of such revocation, it shall continue in effect as to transactions entered into prior thereto. By signing this agreement I acknowledge that my securities may be loaned to you or loaned out to others. I understand that if I decline to accept this provision, you may refuse to extend margin or other loans in relation to my accounts.
                                                                    /Init. /____

NOTICE: Any person, whether married,  All rights and benefits of Lehman
        unmarried or                  (but not its obligations) under this
        separated, may apply for a    shall inure to Smith Barney Shearson
        separate account.             Inc. (SB), to the same extent as
                                      Lehman, while SB acts as the clearing
NOTICE: By signing this agreement, I firm for Lehman acknowledge receipt of a receipt of a copy of this agreement.


CAUTION TO CLIENT:
IT IS IMPORTANT THAT YOU THOROUGHLY
READ THIS AGREEMENT BEFORE YOU SIGN IT.

Notice: This agreement contains a pre-dispute arbitration clause, which is loc9ted on this page at paragraph 23.

                                        Acct. No.
                                        Branch       Acct.        T   C   IR

                                        |  |  |  |  |  |  |  |  |  |  |  |  |  |
                                        ----------------------------------------

--------------------------------------------------------------------------------

Client's                                    This Client's social security
Signature                        Date       or tax identification number
                                            on LB's records is:

                                            |  |  |  |  |  |  |  |  |  |  |
                                            -------------------------------

Other  Client's  Signatures                 The social  security  number of this
(All account  owners must sign this         account is the number of the client
sign this  agreement)                       whose name appears first.  Do not
appears first.                              enter the nubmer of any other
                                            account owner.


-----------------------------------         The social security or tax
-----------------------------------         identification number shown above
-----------------------------------         is incorrect.  The CORRECT number
                                            is:

                                            |  |  |  |  |  |  |  |  |  |  |
                                            -------------------------------





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